Exhibit A
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                              EIGHTH SUPPLEMENTARY
                           INSTALLMENT SALE AGREEMENT


                                     BETWEEN


                        THE INDUSTRIAL DEVELOPMENT BOARD
                             OF THE TOWN OF COLUMBIA


                                       AND


                              ALABAMA POWER COMPANY




                          DATED AS OF NOVEMBER 1, 1997








                                                    $65,000,000
                        THE INDUSTRIAL DEVELOPMENT BOARD
                             OF THE TOWN OF COLUMBIA
                       VARIABLE RATE DEMAND REVENUE BONDS
                         (ALABAMA POWER COMPANY PROJECT)
                                   SERIES 1997



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



                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I
                 DEFINITIONS AND CERTAIN RULES OF INTERPRETATION

SECTION 1.1. Definitions.................................................... 3
SECTION 1.2. Certain Rules of Interpretation................................ 6
SECTION 1.3. Relationship of Agreement to the Original Agreement............ 6

                              ARTICLE II
                            REPRESENTATIONS

SECTION 2.1. Representations by the Issuer.................................. 7
SECTION 2.2. Representations by the Company................................. 8

                              ARTICLE III
                            THE FACILITIES

SECTION 3.1. Acquisition and Construction...................................10
SECTION 3.2. Construction Fund..............................................10

                              ARTICLE IV
              ISSUANCE OF BONDS; SECURITY; DISBURSEMENTS

SECTION 4.1. Issuance of Bonds..............................................12
SECTION 4.2. Security for the Bonds.........................................12
SECTION 4.3  Investment of Funds............................................12

                                    ARTICLE V

             COMPANY OBLIGATIONS; PROVISIONS FOR PAYMENT; COVENANTS

SECTION 5.1. Company Approval of Issuance of Bonds..........................13
SECTION 5.2. Refunding of Bonds.............................................13
SECTION 5.3. Redemption of Bonds............................................13
SECTION 5.4. Installment Sale Payments......................................13
SECTION 5.5. Purchase Price Payments of the Company.........................14
SECTION 5.6. Administrative Expenses........................................15
SECTION 5.7. Payments to Issuer.............................................15
SECTION 5.8. Obligations of the Company Absolute and Unconditional..........15
SECTION 5.9. Option to Prepay Amounts Under Agreement in Whole in
             Certain Events.................. 16
SECTION 5.10.Company's Performance Under Indenture..........................16
SECTION 5.11.Covenants Regarding Tax Exemption..............................16

                                   ARTICLE VI
                              PARTICULAR AGREEMENTS

SECTION 6.1. Issuer's Release and Indemnification Provisions................17

SECTION 6.2. Incorporation of Certain Provisions of the Original Agreement..18
SECTION 6.3. Agreement of Issuer Not to Assign or Pledge....................18
SECTION 6.4. Reference to Bonds Ineffective After Bonds Paid................18
SECTION 6.5. Amendment of Agreement or Indenture............................18

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

SECTION 7.1. Events of Default..............................................20
SECTION 7.2. Remedies on Default............................................21
SECTION 7.3. Annulment of Acceleration......................................21
SECTION 7.4. Agreement to Pay Attorney's Fees and Expenses..................21
SECTION 7.5. General Enforcement Provisions.................................22

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.1. Term of Agreement..............................................23
SECTION 8.2. Notices........................................................23
SECTION 8.3. Benefit of Parties.............................................24
SECTION 8.4. Severability...................................................24
SECTION 8.5. Counterparts...................................................24
SECTION 8.6. Captions.......................................................24
SECTION 8.7. Law Governing Construction of Agreement........................24
SECTION 8.8. Payments on Non-Business Days..................................24


EXHIBIT A    Facilities Description

                              EIGHTH SUPPLEMENTARY
                           INSTALLMENT SALE AGREEMENT


         This EIGHTH SUPPLEMENTARY INSTALLMENT SALE AGREEMENT dated as of November 1, 1997, between THE INDUSTRIAL DEVELOPMENT BOARD OF THE TOWN OF COLUMBIA, a public corporation of the State of Alabama (the "Issuer"), and ALABAMA POWER COMPANY, an Alabama corporation (the "Company"),


                                    RECITALS:

          WHEREAS, the Issuer was organized pursuant to the provisions of Act No. 648 enacted at the 1949 Regular Session of the Legislature of Alabama, as heretofore amended, and further supplemented by Act No. 1893 enacted at the 1971 Regular Session of the Legislature of Alabama and Act No. 510 enacted at the 1982 Regular Session of the Legislature of Alabama (said Act No. 648, as amended and supplemented being herein called the "Act"); and

         WHEREAS, under the Act the Issuer has the following, among other, powers:

                  (a) to acquire, whether by construction, purchase, exchange, gift, lease, or otherwise, and to enlarge, improve, replace, equip and maintain, one or more pollution control facilities, including all real and personal property deemed necessary or desirable in connection therewith,

                  (b) to issue its revenue bonds to pay the cost of pollution control facilities payable solely from the revenues and receipts derived from the leasing or sale by the Issuer of such pollution control facilities,

                    (c) to lease or sell to others and otherwise dispose of all or any portion of such pollution control facilities, and

                    (d) to issue its refunding bonds for the purpose of paying the principal of, premium, if any, and interest on, its outstanding revenue bonds; and

         WHEREAS, in order to promote the health, safety and prosperity of the citizens of the State of Alabama through the protection of its air and water resources, the Issuer has previously undertaken to acquire, construct, install, equip, and sell to the Company certain air and water pollution control and sewage and solid waste disposal facilities (the "Project") to be installed and operated as a part of the Company's Joseph M. Farley Nuclear Plant, located within the geographical area of operation of the Issuer in Houston County, Alabama; and

         WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer proposes to issue its limited obligation revenue bonds under the Act for the purpose of financing a portion of the cost of acquiring, constructing and improving certain sewage and solid waste disposal facilities (the "Facilities") included in the Project, and paying the expenses of authorizing and issuing said bonds; and

         WHEREAS, as security for the payment of said bonds, the Issuer will assign and pledge to SouthTrust Bank, National Association, as trustee (the "Trustee") under the terms of the Trust Indenture dated as of November 1, 1997 (the "Indenture") certain rights, title and interest of the Issuer in (i) this Agreement (except for the indemnification rights and expense reimbursement rights contained herein), and (ii) all amounts on deposit from time to time in the various funds created in, and subject to the conditions set forth in, the Indenture;

         NOW THEREFORE, in consideration of the covenants and agreements herein made, and subject to the conditions herein set forth, the Issuer and the Company contract and agree as follows:

                                    ARTICLE I

                 DEFINITIONS AND CERTAIN RULES OF INTERPRETATION

         SECTION 1.1. Definitions. All words and terms as used in this Agreement shall have the same meanings given such words and terms in the Indenture, unless the context or use clearly indicates another or different meaning or intent. In addition, the following words and terms as used in this Agreement shall have the following meanings, unless the context or use clearly indicates another or different meaning or intent:

         "Agreement" means this Eighth Supplementary Installment Sale Agreement, and all amendments and supplements hereto.

         "Authorized Company Representative" means any person or persons at the time designated to act on behalf of the Company by a written certificate, signed on behalf of the Company by any one of its officers or authorized representatives and furnished to the Trustee, containing the specimen signature of each such person.

         "Company" means Alabama Power Company, a corporation organized and existing under the laws of the State of Alabama, and its successors and assigns.

         "Construction Fund" means the segregated account or accounts into which certain proceeds from the sale and delivery of the Bonds will be deposited as provided in the Indenture.

         "Costs of Issuance" means all costs and expenses incurred by the Issuer or the Company in connection with the issuance and sale of the Bonds, including without limitation (i) fees and expenses of accountants, attorneys, engineers, and financial advisors, (ii) materials, supplies, and printing and engraving costs, (iii) recording and filing fees, (iv) rating agency fees, (v) initial fees and expenses (including, without limitation, counsel fees and expenses) of the Trustee, (vi) any underwriters discount or fee and (vii) the Issuer's administrative and overhead expenses as provided in Section 5.7 of this Agreement.

         "Event of Bankruptcy" means the filing of a petition in bankruptcy or the commencement of a proceeding under the United States Bankruptcy Code or any other applicable law concerning insolvency, reorganization or bankruptcy by or against the Company as debtor (provided that, in the event of a filing of an involuntary case in bankruptcy under the United States Bankruptcy Code or the commencement of a proceeding under any other applicable law concerning bankruptcy, insolvency or reorganization against the Company, such petition or proceeding shall remain undismissed or unstayed for a period of sixty (60)
days).

         "Facilities" means the facilities described in Exhibit A to this Agreement as amended from time to time as provided herein, portions of the cost of which are being financed with the proceeds of the Bonds.

         "Facilities Costs" means all costs incurred by the Issuer or the Company, whether before or after issuance of the Bonds, with respect to the acquisition, construction and improvement of the Facilities, including but not limited to, the following items:

          (i) Obligations incurred or assumed for labor, materials and equipment (including obligations payable to the Company for expenditures made or costs incurred by the Company);

          (ii) Costs of any performance, payment, or surety bonds and insurance deemed necessary or appropriate by the Company;

          (iii) Costs of engineering and other services, including the costs incurred or assumed for preliminary design and development, surveys, estimates and plans and specifications, and for supervising construction and performing all other duties required by or consequent upon proper construction;

          (iv) Costs which the Company shall be required to pay under the terms of any contract or contracts in connection with the construction, acquisition and improvement of the Facilities;

          (v) Amounts which are required to be paid for taxes, assessments and other similar charges payable during the period of construction;

          (vi) Expenses incurred in seeking to enforce any remedy against any contractor, subcontractor or other provider of labor, materials, equipment or services, in respect of any default, breach or dispute relating to the Facilities;

          (vii) Sums required to reimburse the Company for advances made for any of the above items, and for any other costs incurred for work done or caused to be done by the Company which are properly chargeable to the Facilities;

          (viii) Interest on the Bonds actually paid during or attributable to the period of construction of the Facilities;

          (ix) To the extent authorized by the Act, costs of all other items related to the acquisition, construction and improvement of the Facilities; and

          (x)       Costs of Issuance.

         "Indemnified Parties" means the Issuer and any of its officers, directors, members, commissioners, employees, agents, servants and any other person acting for or on behalf of the Issuer.

         "Indenture" means the Trust Indenture dated as of November 1, 1997, between the Issuer and the Trustee including all supplements and amendments thereto.

         "Installment Sale Payments" means payments required to be made by the Company to pay the Debt Service on the Bonds, as provided for in Section 5.4 of this Agreement and the Indenture, including the principal of, premium, if any (whether at stated maturity, upon redemption prior to stated maturity, or upon acceleration of stated maturity), and interest on the Bonds when due. Installment Sale Payments do not include Purchase Price Payments.

         "Issuer" means The Industrial Development Board of the Town of Columbia, a public corporation of the State of Alabama, and its successors and assigns.

         "Original Agreement" means the Installment Sale Agreement dated as of May 1, 1978 between the Issuer and the Company, as supplemented and amended by a First Supplemental Agreement dated as of November 1, 1984, a Second Supplemental Agreement dated as of December 1, 1984, a Third Supplemental Agreement dated as of June 1, 1985, a Fourth Supplemental Agreement dated as of December 1, 1985, a Fifth Supplemental Agreement dated as of December 31, 1985, a Sixth Supplemental Agreement dated as of November 1, 1986, and a Seventh Supplemental Agreement dated as of June 1, 1993.

          "Plant" means the Company's Joseph M. Farley Nuclear Plant located in Houston County, Alabama.

         "Prior Bonds" means all revenue bonds heretofore issued by the Issuer to finance or refinance the costs of the Project.

         "Prior Supplementary Agreements" means the Supplementary Installment Sale Agreement between the Issuer and the Company dated as of September 1, 1994, the Second Supplementary Installment Sale Agreement dated as of May 1, 1995, the Third Supplementary Installment Sale Agreement dated as of May 1, 1995, the Fourth Supplementary Installment Sale Agreement dated as of October 1, 1995, the Fifth Supplementary Installment Sale Agreement dated as of October 1, 1995, the Sixth Supplementary Installment Sale Agreement dated as of October 1, 1995 and the Seventh Supplementary Installment Sale Agreement dated as of November 1, 1996.

         "Project" means the air and water pollution control and sewage and solid waste disposal facilities, including the Facilities, described in the Original Agreement, the Prior Supplementary Agreements and the Agreement.

         "Purchase Price" means the amount due a Registered Owner of any Bond purchased or deemed purchased pursuant to and as provided in Article IV of the Indenture which amount is payable from Purchase Price Payments and/or the proceeds of a remarketing pursuant to the Indenture.

         "Purchase Price Payments" means the payments required to be made by the Company in Section 5.5 of this Agreement to purchase Bonds tendered for purchase and not remarketed pursuant to the Indenture.

         "Regulations" means the applicable proposed, temporary or final Income Tax Regulations promulgated under the Code, as such regulations may be amended or supplemented from time to time.

         SECTION 1.2. Certain Rules of Interpretation. The definitions set forth in Article I and in the Indenture shall be equally applicable to both the singular and plural forms of the terms therein defined and shall cover all genders.

         "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular Article, Section or Subdivision hereof in which such word is used.

         Reference herein to an article number (e.g., Article IV) or a section number (e.g., Section 6.2) shall be construed to be a reference to the designated article number or section number hereof unless the context or use clearly indicates another or different meaning or intent.

         SECTION 1.3. Relationship of Agreement to the Original Agreement. The Issuer has heretofore issued the Prior Bonds for the purpose of financing and refinancing a portion of the costs of acquiring, constructing, installing and equipping the Project. In connection therewith, and in order to provide a source of payment of the Prior Bonds, the Issuer has sold the Project to the Company and the Company has agreed to make certain installment purchase payments to the Issuer, all pursuant to the terms of the Original Agreement and the Prior Supplementary Agreements. The Bonds are being issued to finance a portion of the costs of the Facilities not previously financed or refinanced by the Prior Bonds. By their execution and delivery of this Agreement, which is intended to be complementary to the Original Agreement and the Prior Supplementary Agreements, the Issuer and the Company ratify and confirm the sale of the Facilities to the Company pursuant to the Original Agreement, agree to continue the Original Agreement and the Prior Supplementary Agreements, in full force and effect except for the provisions thereof requiring the Company to make purchase price payments related to Prior Bonds which have been fully paid and redeemed, and agree that from and after the date of this Agreement the Company will make additional purchase price payments in installments due at such times and in such amounts as will provide funds sufficient to pay the principal of, premium, if any, interest on, and purchase price of all Bonds issued under the Indenture. To the extent that any statement in, or provision of, this Agreement conflicts with the Original Agreement or the Prior Supplementary Agreements, the provisions of this Agreement shall be deemed to control.

                                   ARTICLE II

                                 REPRESENTATIONS

          SECTION 2.1. Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

         (a) Organization and Authority. The Issuer is a public corporation duly existing under the Constitution and laws of the State. The Issuer has all requisite power and authority under the Act (i) to adopt the Bond Resolution,
(ii) to issue the Bonds, (iii) to use the proceeds thereof to finance a portion of the costs relating to the acquisition, construction and improvement of the Facilities and (iv) to enter into, and perform its obligations under the Indenture and this Agreement.

         (b) Pending Litigation. To the knowledge of the Issuer, there are no actions, suits, proceedings, inquiries or investigations pending or threatened against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the transactions contemplated by the Financing Documents or which, in any way, would adversely affect the validity or enforceability of the Financing Documents or the ability of the Issuer to perform its obligations under the Financing Documents.

         (c) Agreements Are Legal and Authorized. The adoption of the Bond Resolution, the issuance and sale of the Bonds and the execution and delivery of the Financing Documents, and the compliance by the Issuer with all of the provisions of each thereof and of the Bonds (i) are within the powers and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act, are legal and will not conflict with or constitute on the part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated by this Agreement and the Indenture) under the provisions of, any by-law or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties and (iii) have been duly authorized by all necessary action on the part of the Issuer.

         (d) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of any of the Bonds is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery and performance of the Financing Documents or the offer, issue, sale or delivery of the Bonds, other than those already obtained as of the Issue Date; provided, however, no representation is made herein as to compliance with the securities or "blue sky" laws of any jurisdiction.

         (e) No Defaults. No event has occurred and no condition exists with respect to the Issuer which would constitute an "Event of Default" as defined in the Indenture or which, with the lapse of time or with the giving of notice or both, would become an "Event of Default" under the Indenture.

          (f) No Prior Pledge. Neither this Agreement nor the Installment Sale Payments have been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

         (g) Limited Obligations. The Bonds shall be limited obligations of the Issuer and shall be payable by the Issuer solely out of the Revenues. The Bonds shall never be payable out of any other funds of the Issuer except the Revenues. Neither the State, the Town of Columbia, nor any other political subdivision of the State shall be obligated to pay the principal of, premium, if any, or interest on the Bonds. Neither the faith and credit nor the taxing power of the State, the Town of Columbia, nor any other political subdivision of the State is pledged to the payment of the principal of and premium, if any, or interest on such Bonds.

          (h) Facilities. Based on representations by the Company, the Issuer represents that the Facilities constitute a project financeable under the Act.

         (i) Requirements Satisfied. All requirements and conditions specified in the Act and all other laws and regulations applicable to the adoption of the Bond Resolution, the execution and delivery of the Financing Documents, and the issuance and delivery of the Bonds will be fulfilled prior to the Issue Date.

          SECTION 2.2. Representations by the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

         (a) Corporate Organization and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, and (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

         (b) Pending Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Company threatened, against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the transactions contemplated by the Financing Documents or which, in any way, would adversely affect the validity or enforceability of the Bonds or the Financing Documents or the legal ability of the Company to perform its obligations under this Agreement.

         (c) Agreements Are Valid and Authorized. The execution and delivery by the Company of this Agreement and the compliance by the Company with all of the provisions hereof (i) are within the corporate power of the Company, (ii) will not conflict with or result in any breach of any of the provisions of, or constitute a default under, any material agreement, charter document, by-law or other material instrument to which the Company is a party or by which it may be bound, or any license, judgment decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties, and (iii) have been duly authorized by all necessary action on the part of the Company.

         (d) Governmental Consent. Neither the Company nor any of its business or properties, nor any relationship between the Company and any other person, nor any circumstances in connection with the execution, delivery and performance by the Company of this Agreement or the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Company, other than those already obtained as of the Issue Date; provided, however, no representation is made herein as to compliance with the securities or "blue sky" laws of any jurisdiction.

         (e) No Defaults. No event has occurred and no condition exists with respect to the Company that would constitute an "Event of Default" under the Indenture or which, with the lapse of time or with the giving of notice or both, would become an "Event of Default" under the Indenture.

          (f) Facilities. The Facilities qualify as a project which is authorized to be undertaken by the Issuer under the Act.

         (g) Permits. The Company has obtained or will obtain all necessary licenses and permits to enter into and perform this Agreement and the other documents executed by it in connection with the issuance of the Bonds and to acquire, construct and operate the Facilities, and the Facilities have been or will be approved by all necessary governmental bodies or agencies having jurisdiction.

                                   ARTICLE III

                                 THE FACILITIES

          SECTION 3.1. Acquisition and Construction. The portions of the Facilities which are being financed by the Bonds have been acquired, constructed and installed and are currently in operation at the Plant.

         SECTION 3.2. Construction Fund. The Construction Fund, as defined in and required by the Indenture, which shall be drawn on and used by the Issuer to pay the Costs of Issuance of the Bonds and Facilities Costs when due and payable, is hereby created. The Issuer shall deposit the proceeds from the sale and delivery of the Bonds as follows: (1) accrued interest, if any, in the Debt Service Fund, and (2) the remainder in the Construction Fund. The Trustee, on behalf of the Issuer, pursuant to request of the Company, shall draw on and use the Construction Fund as follows:

         (a) Immediately after the delivery of the Bonds authorized hereby, the Company, or the Trustee, upon direction of an Authorized Company Representative, shall pay directly to the Issuer, the amount (if any) required to reimburse the Issuer for its administrative and overhead expenses directly attributable and chargeable to the Costs of Issuance of the Bonds authorized hereby.

         (b) So long as no Event of Default shall have occurred and be continuing, the Trustee shall disburse moneys from the Construction Fund to pay Facilities Costs upon receipt of the following:

                  (i) a written requisition (which may incorporate the certifications set forth in (ii) below) for such payment signed by an Authorized Company Representative (each requisition to be numbered consecutively);

                    (ii) a certificate by an Authorized Company Representative certifying:

                           (A) that the obligation described in such requisition
                  represents a Facilities Cost and has been properly incurred in connection with the issuance of the Bonds or the acquisition, construction and installation of the Facilities;

                           (B) that such obligation is a proper charge against
                  the Construction Fund and has not been the basis of any previous withdrawal from the Construction Fund;

                           (C) that such requisition contains no request for
                  payment on account of any portion of such obligation which the Company is, as of the date of such requisition, entitled to retain under any retained percentage agreements;

                           (D) that insofar as such requisition relates to
                  labor, services, materials, supplies and/or equipment (1) such labor and/or services were actually performed in a satisfactory manner and (2) such materials, supplies and/or equipment were actually used in or about the Plant or delivered to the Plant for that purpose;

                           (E) that the expenditure of such amount to be paid,
                  when added to all disbursements under previous requisitions, will result in at least 95% of the total of such disbursements being used to provide "sewage facilities" or "solid waste disposal facilities" within the meaning of Sections 142(a)(5) and 142(a)(6), respectively, of the Code; and

                           (F) in the case of requisitions for Costs of
                  Issuance, that the cumulative total amount drawn thereunder for Costs of Issuance does not exceed 2% of the proceeds of the Bonds (exclusive of any original issue discount).

         (c) The Trustee shall rely fully on any such request and certificate delivered pursuant to this Section and shall not be required to make any investigation in connection therewith. If amounts paid by the Trustee pursuant to (b) above with respect to any portion of the Facilities exceed the cost thereof, the Company shall promptly repay such overpayment into the Construction Fund.

         (d) The Issuer hereby gives its express written authority to the Company to direct the investment of the Construction Fund by the Trustee as hereinafter provided. The Issuer hereby finds and determines that the investment of any money held as part of the Construction Fund in obligations hereinafter permitted will, to the extent permitted by Section 148 of the Code, yield the highest possible rate of return while providing necessary protection of the principal consistent with the needs for such money under this Agreement. Any money held as part of the Construction Fund shall be invested or reinvested by the Trustee in the same manner as provided for in the Bond Fund. Upon acceleration of the maturity of the Bonds pursuant to the Indenture, any amounts held in or on deposit in the Construction Fund shall be transferred by the Trustee to the Bond Fund.

         (e) Because the Facilities have been completed and placed in service prior to the issuance of the Bonds, the parties anticipate that the entire proceeds of the Bonds deposited in the Construction Fund will be withdrawn on the Issue Date to reimburse the Company for Facilities Costs already incurred by the Company.

                                   ARTICLE IV

                   ISSUANCE OF BONDS; SECURITY; DISBURSEMENTS

         SECTION 4.1. Issuance of Bonds. In order to provide funds to finance the acquisition, construction and improvement of the Facilities (or to reimburse the Company for the costs thereof), the Issuer, concurrently with the execution of this Agreement, will sell, issue and deliver to the initial purchasers thereof the Bonds, all in accordance with the Indenture.

         SECTION 4.2. Security for the Bonds. The obligations of the Company under this Agreement, including specifically the obligation to pay Installment Sale Payments, Purchase Price Payments and Administrative Expenses and its obligations under Article V hereof shall be direct general obligations of the Company. Prior to or simultaneously with the issuance of the Bonds, the Issuer will assign to the Trustee under the terms of the Indenture all of the Issuer's right, title, and interest in and to this Agreement including specifically the Installment Sale Payments but excepting certain sums payable to the Issuer, the Trustee and the Remarketing Agent under Sections 5.6, 5.7, 6.1 and 7.3 of this Agreement and the Issuer's rights under Section 6.1 of this Agreement to indemnification.

         SECTION 4.3 Investment of Funds. The Issuer hereby gives its express written authority to the Company as provided in the Indenture to direct the investment of the Debt Service Fund or any other Fund held by the Trustee pursuant to the Indenture. The Issuer hereby finds and determines that such investment of moneys in any Fund in obligations permitted by the Indenture will yield the highest possible rate of return while providing necessary protection of the principal consistent with the needs for such money under this Agreement and the Indenture.

                                    ARTICLE V

             COMPANY OBLIGATIONS; PROVISIONS FOR PAYMENT; COVENANTS

         SECTION 5.1. Company Approval of Issuance of Bonds. The Company hereby approves the Bond Resolution and the Indenture. It is hereby agreed that the foregoing approval of the Bond Resolution and the Indenture constitutes the acknowledgment and agreement of the Company that the Bonds, when issued, sold and delivered as provided in the Bond Resolution and the Indenture, will be issued in accordance with and in compliance with this Agreement, notwithstanding any other provisions of this Agreement or any other contract or agreement to the contrary. Any Registered Owner is entitled to rely fully and unconditionally on the foregoing approval. Notwithstanding any provisions of this Agreement or any other contract or agreement to the contrary, the Company's approval of the Bond Resolution and the Indenture shall be the Company's agreement that all covenants and provisions in this Agreement and the Indenture affecting the Company shall, upon the delivery of the Bonds and the Indenture, become unconditional, valid and binding covenants and obligations of the Company so long as the Bonds and the interest thereon are outstanding and unpaid. Particularly, the obligation of the Company to pay, promptly when due, all Installment Sale Payments and Purchase Price Payments specified in this Agreement and the Indenture shall be absolute and unconditional and said obligation may be enforced as provided in this Agreement and the Indenture.

         SECTION 5.2. Refunding of Bonds. After the issuance of any Bonds, the Issuer shall not refund any of the Bonds or change or modify the Bonds in any way, except as provided for in the Indenture, without the prior written approval of an Authorized Company Representative; nor shall the Issuer redeem any Bonds prior to the Maturity Date except upon the request of an Authorized Company Representative, unless such redemption is required by the Indenture.

         SECTION 5.3. Redemption of Bonds. The Issuer, upon the written request of the Company (and provided that the affected Bonds are subject to redemption prior to maturity at the option of the Issuer, or the Company, and provided that such request is received in sufficient time prior to the date upon which such redemption is proposed), shall promptly take or cause to be taken all action that may be necessary under the applicable redemption provisions to effect such redemption prior to maturity, to the full extent of funds either made available for such purpose by the Company or already on deposit in the Redemption Fund and available for such purpose. The redemption of any Outstanding Bonds prior to maturity at any time shall not relieve the Company of its absolute and unconditional obligation to pay each remaining Installment Sale Payment, with respect to any Outstanding Bonds, as specified in the Indenture. If a redemption of Bonds is required pursuant to the provisions of the Indenture, the Company agrees as provided herein to promptly make Installment Sale Payments sufficient to pay the principal of, premium, if any, and interest on the Bonds due on such redemption date.

          SECTION 5.4. Installment Sale Payments. (a) The Company hereby covenants and agrees to make the Installment Sale Payments, as hereinafter provided in subsections (b), (c), and (e) of this Section, to the Trustee, or the Paying Agent for the account of the Trustee, on behalf of the Issuer in accordance with this Agreement.

         (b) The Company shall make Installment Sale Payments, subject to the limitations of subsection (e) below of this Agreement, in immediately available funds directly to the Trustee or for the account of the Trustee with the Paying Agent for deposit in the Debt Service Fund on or before each day on which any payment of Debt Service shall become due (whether at maturity or upon redemption or acceleration or otherwise) in an amount which, together with other money held by the Trustee under the Indenture and available therefor, will enable the Trustee to make such payment in full when due.

         (c) If the Company should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, to the extent permitted by law, from the date when such payment was due as provided in the Indenture.

         (d) If, subsequent to a date on which the Company is obligated to pay the Installment Sale Payments (subject to provisions of Article XV of the Indenture), losses (net of gains) shall be incurred in respect of any investments, or any other event has occurred causing the money in the Debt Service Fund, together with any other money then held by the Trustee and available for the purpose, to be less than the amount sufficient at the time of such occurrence or other event to pay, in accordance with the provisions of the Indenture, all Debt Service due and payable or to become due and payable, the Trustee shall notify the Company of such fact and thereafter the Company, as and when required for purposes of such Debt Service Fund, shall pay in immediately available funds to the Trustee for deposit in the Debt Service Fund the amount of any such reduction below such sufficient amount.

         (e) The Company further agrees that in the event payment of the principal of and the interest on the Bonds is accelerated upon the occurrence of an Event of Default under the Indenture, all amounts payable under Section 5.4(b) for the remainder of the term hereof (other than interest not yet due) shall be immediately due and payable.

         (f) Any amount held in the Debt Service Fund on any payment date specified in subsection (b) above shall be credited against the Installment Sale Payments required to be made by the Company on such date.

         SECTION 5.5. Purchase Price Payments of the Company. (a) In addition to the amounts payable by the Company under Section 5.4, on or prior to each date on which the Paying Agent is required to disburse the Purchase Price for any Bond, the Company will pay or cause to be paid, as necessary, by the time and in the manner specified in the Indenture, the Purchase Price Payments to the Paying Agent (as agent for the Registered Owners), in lawful money of the United States of America (as required by the Indenture) which will be held in trust for the benefit of the tendering Registered Owners or the Registered Owners of Bonds that are deemed to have been tendered in an amount which, together with any amounts available to the Paying Agent for said purpose, will be sufficient to pay the Purchase Price for all Bonds which are to be purchased on such date.

         (b) The Issuer shall have no obligation, financial or otherwise, with respect to payment of the Purchase Price of any Bonds required to be purchased pursuant to the Indenture, or for arrangements therefor, except that the Issuer shall generally cooperate with the Company, the Trustee, the Paying Agent and the Remarketing Agent, as contemplated in the Indenture.

         SECTION 5.6. Administrative Expenses. The Company shall pay, or cause to be paid, an amount equal to (i) the reasonable fees and charges of the Trustee for services rendered as Trustee under the Indenture and its reasonable expenses incurred as Trustee under the Indenture, including reasonable fees of its counsel and (ii) the reasonable fees and charges of the Paying Agent and the reasonable expenses incurred by the Paying Agent as and when the same become due, including the reasonable fees of its counsel. In addition, the Company shall indemnify and hold harmless the Paying Agent from and against any and all losses, liabilities, claims, actions, damages, and expenses arising out of or in connection with the Indenture.

         SECTION 5.7. Payments to Issuer. The Company shall pay all of the Issuer's reasonable, actual out-of-pocket expenses and costs of issuance in connection with the Bonds, including, without limitation, all financing, legal, printing, and other expenses and costs of issuance incurred in issuing the Bonds. Also, in the future the Company shall pay to the Issuer, upon receipt of statements therefore from time to time, such amounts as are necessary to pay or reimburse the Issuer for its reasonable and necessary expenses and costs attributable to the Bonds and the Facilities.

         SECTION 5.8. Obligations of the Company Absolute and Unconditional. The obligations of the Company to make the payments required in Sections 5.4, 5.5, 5.6, 5.7, 5.11, 6.1 and 7.3 and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise. Until payment of all Debt Service relating to the Bonds, and payment in full of the Purchase Price of any Bonds purchased pursuant to the Indenture, the Company (a) will not suspend or discontinue any payments provided for in this Agreement, except to the extent the same have been prepaid, (b) will perform and observe all its other agreements contained herein, and (c) except as provided in Section 6.2, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, sale, loss, eviction or constructive eviction, destruction of or damage to the Facilities, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection herewith or with the Indenture. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained and in the event the Issuer shall fail to perform any such agreement on its part, the Company may take such action as the Company may deem necessary to perform or compel performance, provided that no such action shall violate the agreements on the part of the Company contained in this Agreement or postpone or diminish the amounts required to be paid by the Company pursuant to this Agreement. Upon the issuance and delivery of the Bonds to the initial purchasers thereof the Company shall have received, and the Issuer shall have given, full and complete consideration for the Company's obligation hereunder to make Installment Sale Payments.

         SECTION 5.9. Option to Prepay Amounts Under Agreement in Whole in Certain Events. The Company shall have, and is hereby granted, the option to prepay the amounts required to be paid by the Company under Section 5.4 in whole and to direct the Trustee to redeem the Bonds in whole if any of the events described in the Indenture permitting such redemption shall have occurred. The Company may at any time deliver money, and/or Government Obligations to the Trustee with instructions to the Trustee to hold such money and/or Government Obligations pursuant to Article XV of the Indenture in connection with a discharge of the Indenture.

         The Issuer agrees that, at the request at any time of the Company, it will cooperate with the Company to cause the Bonds or any portion thereof to be redeemed to the extent permitted by the Indenture.

         SECTION 5.10. Company's Performance Under Indenture. The Company agrees, for the benefit of the Owners, to do and perform all acts and things contemplated in the Indenture to be done or performed by it and to not interfere with the exercise of the power and authority granted to the Trustee and the Paying Agent in the Indenture. The Company further agrees to aid in furnishing any documents, certificates or opinions that may be required under the Indenture.

         SECTION 5.11. Covenants Regarding Tax Exemption. It is the intention of the Company and the Issuer that the interest on the Tax Exempt Bonds be excludable from the gross income of the holders thereof for federal income tax purposes by reason of Sections 103(a) and 142(a) of the Code, except for any Tax Exempt Bond for any period that such Bond is owned by a person who is a "substantial user" of the Facilities or a "related person" within the meaning of
Section 147(a) of the Code and that substantially all of the proceeds of the Bonds will be used to provide "sewage facilities" and "solid waste disposal facilities" within the meaning of Sections 142(a)(5) and (6) of the Code. To that end, the Company and the Issuer (to the extent reasonably within the control of the Issuer) covenant with each other, and with the Trustee, to refrain from any action which would adversely affect, or to take such action to assure, the treatment of the Tax Exempt Bonds as obligations described in
Section 103(a) of the Code, the interest on which is not includable in the "gross income" of the holder (other than the income of a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the
Code) for purposes of federal income taxation.

                                   ARTICLE VI

                              PARTICULAR AGREEMENTS

          SECTION 6.1. Issuer's Release and Indemnification Provisions. The Company agrees, whether or not the transactions contemplated by this Agreement and the Indenture shall be consummated:

         (a) to pay, and save the Issuer harmless against liability for the payment of all reasonable out-of-pocket expenses arising in connection with said contemplated transactions, including the reasonable fees and expenses of counsel to the Issuer; and

         (b) to protect, indemnify and save the Indemnified Parties harmless from and against all liability, losses, damages, costs, reasonable expenses (including reasonable counsel fees), taxes, causes of action, suits, claims, demands and judgments of any nature or form, by or on behalf of any person arising in any manner from the transactions of which this Agreement is a part or arising in any manner in connection with the Facilities or the financing or refinancing of the Facilities, and, without limiting the generality of the foregoing, arising from (i) the issuance, offering, sale, or delivery of the Bonds, the Indenture, the Underwriting Agreement and this Agreement and the obligations imposed on the Issuer hereby and thereby, or the design, construction, installation, operation, use, occupancy, maintenance, or ownership of the Facilities; (ii) any written statements or representations made or given by the Company or any of its officers or employees to the Indemnified Parties, the Trustee, or any underwriters or purchasers of any of the Bonds, with respect to the Issuer, the Company, the Facilities, the Bonds, the Underwriting Agreement or the Remarketing Agreement, including, but not limited to, statements or representations of facts, financial information, or corporate affairs; (iii) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Facilities; (iv) any breach or default on the part of the Company in the performance of any of its obligations under this Agreement; (v) any violation of contract, agreement or restriction by the Company relating to the Facilities; or (vi) any violation of law, ordinance or regulation affecting the Facilities or any part thereof or the ownership or occupancy or use thereof.

         If any action or proceeding is brought against the Issuer by reason of any such claim, such action or proceeding shall be defended against by counsel to the Issuer or by the Company, as the Issuer, upon advice of counsel to the Issuer, shall determine. If such defense is by counsel to the Issuer on behalf of the Issuer, the Company shall indemnify the Issuer for reasonable costs of counsel to the Issuer allocated to such defense and charged to the Issuer. The Company, upon notice from the Issuer, shall resist and defend such an action or proceeding on behalf of the Issuer.

         The provisions of this Section shall not apply to any claim or liability resulting from the Issuer's acts of gross negligence, bad faith, fraud or deceit or for any claim or liability which the Company was not given the opportunity to contest (except as set forth in the preceding paragraph), due to the gross negligence of the Issuer.

         The provisions of this Section shall survive the termination of this Agreement.

         SECTION 6.2. Incorporation of Certain Provisions of the Original Agreement. The provisions of the following sections of the Original Agreement are incorporated herein by reference with the effect that the terms of such sections shall apply with the same force and effect as if set out in full herein: Section 6.2 (relating to inspection of the Project); Section 6.3 (relating to maintenance of the Company's corporate existence); Section 6.4 (relating to the provision of certain financial statements); Section 5.1 (relating to maintenance of the Project); Section 5.2 (relating to removal of portions of the Project); Section 5.3 (relating to the payment of taxes and other governmental charges); Section 5.4 (relating to insurance); Section 5.5 (relating to eminent domain); and Section 7.1 (relating to the Company's right to assign its interest in the Original Agreement and to lease the Project). The provisions so incorporated shall remain in force throughout the term of this Agreement notwithstanding any earlier termination of the Original Agreement.

         SECTION 6.3. Agreement of Issuer Not to Assign or Pledge. Except for the assignment and pledge described in the Indenture, the Issuer agrees that it will not attempt to further assign, pledge, transfer or convey its interest in or create any assignment, pledge, lien, charge or encumbrance of any form or nature with respect to the rights and interests therein described.

         SECTION 6.4. Reference to Bonds Ineffective After Bonds Paid. Upon payment of all Debt Service due relating to the Bonds, payment in full of the Purchase Price of Bonds required to be purchased pursuant to the Indenture, and payment of all fees and charges of the Issuer, the Trustee and the Paying Agent, all references herein to the Bonds and the Trustee shall be ineffective and neither the Issuer, the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder and the Company shall have no further obligation hereunder, saving and excepting those that shall have theretofore vested and any right of the Issuer or the Trustee to indemnification under
Section 6.1 and payment of fees under Section 7.3, which rights shall survive the payment of all Debt Service due relating to the Bonds and the termination of this Agreement. Reference is hereby made to Article XV of the Indenture.

         SECTION 6.5. Amendment of Agreement or Indenture. No amendment, change, addition to, or waiver of any of the provisions of this Agreement or the Indenture shall be binding upon the parties hereto unless in writing signed by an Authorized Company Representative and the Chairman or Vice Chairman of the Board of Directors of the Issuer.

         Notwithstanding any of the foregoing, it is covenanted and agreed, for the benefit of the Registered Owners and the Trustee, that (without the concurrence of all of the Registered Owners and the Trustee) the provisions of this Agreement shall not be amended, changed, added to or waived in any way which would relieve or abrogate the obligations of the Company to make or pay, or cause to be made or paid, when due, all Installment Sale Payments and Purchase Price Payments with respect to any then Outstanding Bonds in the manner and under the terms and conditions provided herein and the Bond Resolution or the Indenture, or which would materially change or affect Sections 5.4 through 5.8, 5.11, 6.1 and 7.3.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 7.1. Events of Default. Each of the following shall be an "Event of Default" under this Agreement:

                  (a) Failure by the Company to pay or cause to be paid any Installment Sale Payment payable hereunder or any amount which is attributable to the Purchase Price of any Bonds for a period of one Business Day after the same shall become due and payable (except when the Rate Period is one year or longer, in which case the grace period shall be five Business Days); or

                  (b) Failure by the Company to observe and perform any covenant, condition, or agreement in this Agreement on its part to be observed or performed, other than as referred to in subsection (a) of this Section, for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee; or

                    (c) The occurrence of an Event of Bankruptcy; or

                    (d) An "event of default" as defined in Section 10.01 of the Indenture shall have occurred and be continuing.

A default under clause (b) of this Section is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the Bonds then Outstanding give the Issuer and the Company a notice specifying the default, demanding that it be remedied and stating that the notice is a "Notice of Default" and the Company does not cure the default within 90 days after receipt of the notice, or within such longer period as the Trustee shall agree to. The Trustee shall not unreasonably refuse to agree to a longer period if the default cannot reasonably be cured within 90 days after receipt of the notice and the Company has begun within 90 days and continued diligent efforts to correct the default. The foregoing provisions of clause (b) of this Section are subject to the further qualification that if by reason of force majeure the Company is unable in whole or in part to carry out its agreements herein contained, other than the obligations on the part of the Company contained in Section 6.3 of the Original Agreement (incorporated by reference in Section 6.2 hereof) and Sections 5.4 and 5.5 hereof, the Company shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or of any of their departments, agencies or officials, or of any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities;

or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided that the settlement of strikes, lockouts, and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts, and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

         SECTION 7.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, the Issuer (or the Trustee) may, in addition to any other remedy now or hereafter existing at law, in equity or by statute, take either or both of the following remedial steps:

                  (a) By written notice to the Company, the Issuer or the Trustee may declare the total Installment Sale Payments payable under
         Section 5.4 of this Agreement, including the interest thereon, to be immediately due and payable, whereupon the same shall become immediately due and payable.

                  (b) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the amounts referred to in (a) above then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of the Company under this Agreement.

Any amounts collected pursuant to action taken under this Section 7.2 shall be paid to the Trustee and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee, the Paying Agent, and the Remarketing Agent and all other amounts required to be paid under the Indenture shall have been paid, to the Company.

         SECTION 7.3. Annulment of Acceleration. If, in compliance with the requirements of Section 10.2 of the Indenture, the Trustee shall annul an acceleration declared due to any Event of Default under the Indenture such annulment shall be deemed to also rescind any acceleration of all payments required under Section 5.4 of this Agreement. In case of any such annulment, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Company, the Trustee and the Registered Owners shall be restored to their former positions and rights hereunder, but no such annulment shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

          SECTION 7.4. Agreement to Pay Attorney's Fees and Expenses. If the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will upon demand therefor pay to the Issuer or the Trustee the reasonable fee of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

          SECTION 7.5. General Enforcement Provisions. (a) The terms of this Agreement may be enforced as to one or more breaches either separately or cumulatively.

         (b) No remedy conferred upon or reserved to the Issuer, the Trustee, or the Registered Owners of the Bonds in this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right and power may be exercised from time to time and as often as may be deemed expedient. In the event any provision contained in this Agreement should be breached by the Company and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach of this Agreement. No waiver by any party of any breach by any other party of any of the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different provision of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.1. Term of Agreement. This Agreement shall terminate when payment of all Debt Service relating to the Bonds shall have been made.

         SECTION 8.2. Notices. All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class registered or certified mail return receipt requested, postage prepaid, and addressed as follows:

         (a)      If to the Issuer:

                           The Industrial Development Board
                              of the Town of Columbia
                           Town Hall
                           Columbia, Alabama 36319

                           Attention:  Chairman


         (b)      If to the Company:

                           Alabama Power Company
                           600 North 18th Street
                           Birmingham, Alabama 35291

                           Attention:  Treasurer

         (c)      If to the Trustee:

                           SouthTrust Bank, National Association
                           100 Office Park Drive
                           Birmingham, Alabama 35223

                           Attention:  Corporate Trust

         (d)      If to the Paying Agent:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, New York 10001

                           Attention:  Corporate Trust

         A duplicate copy of each notice, approval consent, request or other communication given hereunder by the Issuer, the Company or the Trustee to any one of the others shall also be given to all of the others. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

         SECTION 8.3. Benefit of Parties. This Agreement is made for the exclusive benefit of the Issuer, the Trustee, the Paying Agent, the Remarketing Agent, the Registered Owners, the Company, and their respective successors and assigns herein permitted, and not for any other third party or parties; and nothing in this Agreement, expressed or implied, is intended to confer upon any party or parties other than the Issuer, the Trustee, the Paying Agent, the Remarketing Agent, the Registered Owners, the Company and their respective successors and assigns herein permitted, any rights or remedies under or by reason of this Agreement.

          SECTION 8.4. Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          SECTION 8.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          SECTION 8.6. Captions. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions hereof.

          SECTION 8.7. Law Governing Construction of Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State.

         SECTION 8.8. Payments on Non-Business Days. If any payment required hereunder is due on a date not a Business Day, payment shall be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for such payment, and no interest shall accrue on such amount for the period after such date.

         IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed by the Chairman or Vice Chairman of its Board of Directors and its seal to be hereunto affixed and attested by its Secretary or Assistant Secretary and the Company has caused this Indenture to be executed by its duly authorized officer, all as of the day and year first above written.

                        THE INDUSTRIAL DEVELOPMENT BOARD
                             OF THE TOWN OF COLUMBIA



                                     By:     /s/ William D. Lanford, Jr.
                                            Chairman of the Board of Directors
[SEAL]


ATTEST:



By:     /s/ E. B. Freeman
                  Secretary




                                 ALABAMA POWER COMPANY



                              By:      /s/ Art P. Beattie

                            Title:     Vice President, Secretary and Treasurer

                                    EXHIBIT A

                             FACILITIES DESCRIPTION


         The Facilities consist of the following sewage and solid waste disposal facilities serving Units 1 and 2 of the Plant:

         (i)      Solid Radwaste Systems;

         (ii)     Landfill Area;

         (iii)    Spent Fuel Storage Systems;

         (iv)     Water Treatment Plant; and

         (v)      Sewage Treatment System.